EXHIBIT 99.1

TEXAS PACIFIC LAND TRUST

1700 Pacific Avenue

Suite 1670

Dallas, Texas 75201

______

TRUSTEES:		ROY THOMAS
Maurice Meyer III	Telephone (214) 969-5530	General Agent
John R. Norris III
James K. Norwood		DAVID M. PETERSON
Assistant General Agent

TEXAS PACIFIC LAND TRUST

REPORT OF OPERATIONS - UNAUDITED

Three Months Ended

September 30, 2007	September 30, 2006

Rentals, royalties and other income	$3,227,168	$3,895,083

Land sales	1,857,664	907,456

Total income	$5,084,832	$4,802,539

Provision for income tax	$1,123,409	$1,320,431

Net income	$2,535,135	$2,857,702

Net income per sub-share	$ .24	$ .27

Average sub-shares outstanding during period	10,530,958	10,700,875

Nine Months Ended

September 30, 2007	September 30, 2006

Rentals, royalties and other income	$9,773,065	$11,690,212

Land sales	1,857,664	1,623,573

Total income	$11,630,729	$13,313,785

Provision for income tax	$2,611,077	$3,534,719

Net income	$6,078,699	$7,769,640

Net income per sub-share	$ .58	$ .72

Average sub-shares outstanding during period	10,559,717	10,732,653

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Trust's future operations and prospects, the markets for real estate in the areas in which the Trust owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competition, management's intent, beliefs or current expectations with respect to the Trust's future financial performance and other matters. We assume no responsibility to update any such forward-looking statements.